                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               HEARTSTREAM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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
                               HEARTSTREAM, INC.
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 29, 1997

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Heartstream, Inc. ("Heartstream" or the "Company") will be held on Tuesday, April 29, 1997, at 10:00 a.m., local time, at The Edgewater, 2411 Alaskan Way, Seattle, Washington 98121, for the following purposes:

    1. To elect two Class II directors to serve a three-year term expiring upon the 2000 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

    2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

    3. To approve amendments to the 1993 Employee and Consultant Stock Plan (the "Plan") to increase the number of shares reserved for issuance thereunder by 1,600,000 shares, to a new total of 4,100,000 shares, to include non-employee directors as persons eligible to receive awards under the Plan, and to make certain changes to the administration provisions of the Plan to reflect recent changes made by the Securities and Exchange Commission to the rules under Section 16 of the Securities Exchange Act of 1934.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 7, 1997 are entitled to notice of and to vote at the annual meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed self-addressed stamped envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          JAMES R. SHAY
                                          CHIEF LEGAL COUNSEL AND SECRETARY

Seattle, Washington
March 19, 1997

                               HEARTSTREAM, INC.
                                ----------------

                                PROXY STATEMENT

    The enclosed Proxy is solicited on behalf of Heartstream, Inc., a Delaware corporation ("Heartstream" or the "Company"), for use at the Annual Meeting of Stockholders to be held Tuesday, April 29, 1997, at 10:00 a.m., local time, at The Edgewater, 2411 Alaskan Way, Seattle, Washington 98121, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are located at 2401 4th Avenue, Suite 300, Seattle, Washington 98121. The Company's telephone number at that location is (206) 443-7630.

    These proxy solicitation materials were mailed on or about March 19, 1997 to all shareholders entitled to vote at the meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARE OWNERSHIP

    Only stockholders of record at the close of business on March 7, 1997 (the "Record Date") are entitled to notice of and to vote at the annual meeting. At the Record Date, 11,675,972 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
James R. Shay, Chief Legal Counsel and Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each share of Common Stock outstanding on the Record Date is entitled to one vote. Stockholders do not have the right to cumulate votes in the election of directors. The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by the Company as present at the meeting. Abstentions will also be counted by the Company in determining the total number of votes cast with respect to a proposal (other than the election of directors). Broker non-votes will not be counted in determining the number of votes cast with respect to a proposal.

    The cost of soliciting Proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. In addition, the Company intends to retain the services of one or more firms to assist in the solicitation of proxies for an estimated fee of $3,000 plus reimbursement of expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each executive officer named in the Summary Compensation Table appearing herein (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group:

                                                                                                        PERCENTAGE
                                                                                           NUMBER OF     OF CLASS
NAME OF BENEFICIAL OWNER                                                                   SHARES(1)       OWNED
-----------------------------------------------------------------------------------------  ----------  -------------
Entities affiliated with Mayfield Fund(2)................................................     810,714         6.9%
  2800 Sand Hill Road
  Menlo Park, CA 94025

Entities affiliated with Oak Investment Partners(3)......................................     714,286         6.1%
  One Gorham Island
  Westport, CT 06880

Entities affiliated with Weiss, Peck & Greer(4)..........................................     647,024         5.5%
  555 California Street, #4760
  San Francisco, CA 94104

Alan J. Levy(5)..........................................................................     296,358         2.5%

Lori J. Glastetter(6)....................................................................      39,165        *

Curtis R. Hafner.........................................................................      --            *

Keith M. Serzen(7).......................................................................      82,440        *

James R. Shay(8).........................................................................      39,316        *

Ellen M. Feeney(9).......................................................................     650,024         5.6%

Frank M. Fischer(10).....................................................................      14,667        *

Wende S. Hutton(11)......................................................................     843,126         7.2%

Mark B. Knudson(12)......................................................................     155,104         1.3%

Michael J. Levinthal(13).................................................................     853,082         7.3%

Kurt C. Wheeler(14)......................................................................      27,572        *

All directors and executive officers as a group (13 persons)(15).........................   2,391,518        19.8%

------------------------

 * Less than 1%

 (1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Includes 777,678 shares held by Mayfield VII and 33,036 shares held by Mayfield Associates Fund II. Excludes shares and shares issuable upon exercise of stock options exercisable within 60 days of the Record Date held by Michael J. Levinthal and Wende S. Hutton. See Note 11 and Note 13.

 (3) Includes 698,000 shares held by Oak Investment Partners VI, a Limited Partnership, and 16,286 shares held by Oak VI Affiliates Fund, Limited Partnership.

 (4) Includes 246,985 shares held by Weiss, Peck & Greer Venture Associates II, L.P., 54,129 shares held by Weiss, Peck & Greer Venture Associates II (Overseas), L.P. and 341,743 shares held by WPG

    Enterprise Fund, L.P. Also includes an aggregate of 4,167 shares which are issuable upon exercise of stock options exercisable within 60 days of the Record Date held by Ellen M. Feeney. Ms. Feeney is a general partner of each of the listed funds and has an obligation to transfer such shares to such funds (1,601 shares to Weiss, Peck & Greer Venture Associates II, L.P., 351 shares to Weiss, Peck & Greer Venture Associates II (Overseas), L.P., and 2,215 shares to WPG Enterprise Fund, L.P.) upon exercise of the options. Excludes an additional 3,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date held by Ms. Feeney. See Note 9.

 (5) Includes 135,470 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

 (6) Includes 12,306 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

 (7) Includes 41,083 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

 (8) Includes 39,316 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

 (9) Includes 246,985 shares held by Weiss, Peck & Greer Venture Associates II, L.P., 54,129 shares held by Weiss, Peck & Greer Venture Associates II (Overseas), L.P. and 341,743 shares held by WPG Enterprise Fund, L.P. Also includes an aggregate of 4,167 shares which are issuable upon exercise of stock options exercisable within 60 days of the Record Date held by Ms. Feeney. Ms. Feeney is a general partner of each of the listed funds and has an obligation to transfer such shares to such funds (1,601 shares to Weiss, Peck & Greer Venture Associates II, L.P., 351 shares to Weiss, Peck & Greer Venture Associates II (Overseas), L.P., and 2,215 shares to WPG Enterprise Fund, L.P.) upon exercise of the options. Ms. Feeney disclaims beneficial ownership of all shares held by the listed funds except to the extent of her proportionate partnership interest therein. Also includes an additional 3,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date held by Ms. Feeney which Ms. Feeney does not have an obligation to transfer to the listed funds.

(10) Includes 14,667 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(11) Includes 777,678 shares held by Mayfield VII and 33,036 shares held by Mayfield Associates Fund II. Ms. Hutton is a venture partner of Mayfield VII and a limited partner of Mayfield Associates Fund II, and disclaims beneficial ownership of the shares held by such entities except to the extent of her proportionate partnership interests therein. Also includes 27,167 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(12) Includes 142,857 shares held by Medical Innovation Fund II, L.P. and 469 shares held by MICI Limited Partnership. Mr. Knudson is a general partner of Medical Innovation Fund II, L.P. and a limited partner of MICI Limited Partnership, and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interests therein. Also includes 7,167 shares issuable upon exercise of stock options exercisable within 60 days of Record Date

(13) Includes 777,678 shares held by Mayfield VII and 33,036 shares held by Mayfield Associates Fund II. Mr. Levinthal is a general partner of both Mayfield VII and Mayfield Associates Fund II and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interests therein. Also includes 7,167 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(14) Includes 13,834 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(15) Includes 372,145 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

NOMINEES

    The Company currently has seven directors divided among three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 1999; Class II, whose term will expire at the annual meeting of stockholders to which this proxy statement relates; and Class III, whose term will expire at the annual meeting of stockholders to be held in 1998. The Class I directors are Michael J. Levinthal and Mark B. Knudson, the Class II directors are Ellen M. Feeney and Kurt C. Wheeler, and the Class III directors are Alan J. Levy, Frank
M. Fischer and Wende S. Hutton.

    Two Class II directors are to be elected at the annual meeting for a three-year term ending at the annual meeting of stockholders to be held in 2000. The Board of Directors has nominated Ellen M. Feeney and Kurt C. Wheeler for election as a Class II director, each of whom is currently a director of the Company. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Ms. Feeney and Mr. Wheeler. In the event that Ms. Feeney or Mr. Wheeler is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any reason why Ms. Feeney or Mr. Wheeler will be unable or will decline to serve as a director.

    Certain information regarding the nominees and the incumbent members of the Board of Directors is set forth below:

                                                                                              DIRECTOR
 NAME OF DIRECTOR OR NOMINEE    AGE                   PRINCIPAL OCCUPATION                      SINCE
------------------------------  ---  ------------------------------------------------------  -----------
Alan J. Levy                    59   President and Chief Executive Officer of the Company          1993

Ellen M. Feeney                 37   General Partner of Weiss, Peck & Greer Venture                1994
                                       Partners

Frank M. Fischer                55   President and Chief Executive Officer of Ventritex,           1995
                                       Inc.

Wende S. Hutton                 37   General Partner of Mayfield Fund                              1993

Mark B. Knudson                 48   General Partner of Medical Innovation Fund II                 1994

Michael J. Levinthal            42   General Partner of Mayfield Fund                              1993

Kurt C. Wheeler                 44   President and Chief Executive Officer of InControl,           1993
                                       Inc.

    DR. LEVY joined the Company in November 1993 as President, Chief Executive Officer and a director. From 1989 to 1993, he was President of Heart Technology, Inc., a company that developed, manufactured and marketed devices for removing plaque from coronary arteries. Before joining Heart Technology, Dr. Levy was Vice President of Research and New Technology and a member of the Board of Directors of Johnson & Johnson's Ethicon division, a manufacturer of medical devices. Dr. Levy is a director of Gynecare, Inc.

    MS. FEENEY has been a general partner of Weiss, Peck & Greer Venture Partners, L.L.C., a venture capital investment firm, since October 1989. From July 1986 to October 1989, she was an associate partner of the Hambrecht & Quist Life Sciences Fund, also a venture capital investment firm. Ms. Feeney is also a director of Cubist Pharmaceuticals, Inc., and has served as a founder of and currently serves as a director of several privately held companies.

    MR. FISCHER has been the President, Chief Executive Officer and a director of Ventritex, Inc., a manufacturer of implantable cardiac defibrillators, since July 1987. From May 1977 until joining Ventritex, Mr. Fischer held various positions with Cordis Corporation, a manufacturer of medical products including cardiac pacemakers, serving most recently as President of the Implantable Products Division. Mr. Fischer is also a director of Heartport, Inc.

    MS. HUTTON served as the Company's Vice President of Marketing from February 1993 until November 1993. From July 1993 until March 1995, Ms. Hutton was a venture partner, and since March 1995 has been a general partner of Mayfield Fund. From March 1991 to January 1993, she was General Manager of the Transgenic Laboratory Products division of GenPharm International, Inc., a biotechnology company. Ms. Hutton currently serves as a director of several privately held companies.

    DR. KNUDSON has been a special limited partner of Medical Innovation Fund, a venture capital investment partnership since 1989. He has also been a general partner of Medical Innovation Fund II since 1993. Dr. Knudson is a director of Diametrics Medical, Inc., InControl, Inc., Integ Incorporated and several privately held companies.

    MR. LEVINTHAL has been a general partner of Mayfield Fund, a venture capital investment firm, since 1984. Mr. Levinthal serves on the Board of Directors of InControl, Inc. and several privately held companies.

    MR. WHEELER has served as President, Chief Executive Officer and a director of InControl, Inc. since December 1990. From 1989 to April 1992, he was a principal with Mayfield Fund. Mr. Wheeler has been involved in the start-up of four life sciences technology companies and previously was employed by Eli Lilly & Company.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors has the following standing committees:

       THE AUDIT COMMITTEE--This committee currently consists of directors Ellen
       M. Feeney, Wende S. Hutton and Mark B. Knudson. The Audit Committee did not meet during 1996 and is currently scheduled to meet during the first half of 1997. The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors.

       THE COMPENSATION COMMITTEE--This committee currently consists of directors Frank M. Fischer, Michael J. Levinthal and Kurt C. Wheeler. The Compensation Committee held one meeting during 1996. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company.

       THE NOMINATING COMMITTEE--This committee currently consists of directors Ellen M. Feeney and Wende S. Hutton. The Nominating Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting of stockholders and proposing candidates to fill any vacancies on the Board. The Nominating Committee was formed in December 1996 and did not meet during 1996. However, the Nominating Committee is currently scheduled to meet during the first half of 1997.

    From time to time, the Board of Directors has created various ad hoc committees for special purposes. No such committees are currently functioning.

    The Board of Directors held six meetings during 1996 and acted once by unanimous written consent. In 1996, all directors attended at least 75% of the meetings of the Board and all committee meetings of which they were members, although Kurt C. Wheeler did not attend the meeting of the Compensation Committee held in 1996.

DIRECTOR COMPENSATION

    Directors do not currently receive any cash compensation from the Company for their service as members of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board and committee meetings. Under the Company's 1995 Director Option Plan (the "Director Plan"), each director who is not an employee of the Company receives an option to purchase 10,000 shares of Common Stock upon joining the Board of Directors and an annual grant of an option to purchase 3,000 shares of Common Stock on the first business day of each year. The exercise price of these options is equal to the fair market value of the Common Stock on the date of grant. Each initial option grant under the Director Plan vests monthly over three years, and each subsequent annual option grant is fully vested and exercisable when granted. If the stockholders approve the amendments to the Company's 1993 Employee and Consultant Stock Plan as described in Proposal No. 3 of this proxy statement, the Director Plan will be discontinued and no further options will be granted thereunder. However, it is expected that the Company will continue its policy of granting an initial stock option to new non-employee directors upon joining the Board and providing annual option grants to all non-employee directors at the beginning of each new year. Employee directors do not receive any compensation, expense reimbursement or stock option grants for serving as directors or for attending Board or Committee meetings.

VOTE REQUIRED

    The two nominees receiving the highest number of affirmative votes of the shares of the Company's Common Stock present and entitled to vote at the annual meeting shall be elected as the Class II directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum but are not counted as affirmative votes.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ELECTION OF EACH OF ELLEN M. FEENEY AND KURT C. WHEELER.

                                PROPOSAL NO. 2:
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 1997, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since inception. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                                PROPOSAL NO. 3:
            AMENDMENT TO THE 1993 EMPLOYEE AND CONSULTANT STOCK PLAN

GENERAL

    The Company's 1993 Employee and Consultant Stock Plan (the "Plan") provides for the grant of stock options and stock purchase rights to employees and consultants of the Company. In March 1997, the Board of Directors of the Company amended the Plan to increase the number of shares reserved for issuance thereunder by 1,600,000 shares to a new total of 4,100,000 shares, to include non-employee directors as persons eligible to receive awards under the Plan, and to make certain changes to the administration provisions of the Plan to reflect recent changes made by the Securities and Exchange

Commission to the rules under Section 16 of the Securities Exchange Act of 1934. The stockholders are being asked to ratify and approve the amendments.

    The Board believes that stock options granted under the Plan are vital to the Company's recruitment and long-term retention of highly skilled employees, consultants and non-employee directors and its policy of providing such persons with an investment interest in the future success of the Company. The number of the Company's employees has increased significantly from 31 as of January 1, 1995 to approximately 110 as of February 28, 1997, and is expected to continue to increase in the future. Competition for qualified scientific, technical and managerial personnel is intense and the use of stock options for recruitment, retention and motivation of such personnel is widespread. The Board believes that an increase in the number of shares available for grant under the Plan is critical to enabling the Company to continue its policies of recruiting new employees, promoting long-term retention of key employees, motivating high levels of performance and recognizing employee contributions to the success of the Company.

PLAN ACTIVITY

    As of March 14, 1997, a total of 534,018 shares had been issued upon exercise of granted stock options and 1,642,116 shares were subject to outstanding options. Approximately 30% of the outstanding options were vested and exercisable as of such date. Options generally vest and become exercisable over a four year period. Without taking into account the proposed amendment to the Plan, a total of 362,616 shares remaine available for future grant as of March 14, 1997. To date, the Company has not granted any stock purchase rights under the Plan. The closing market price of the Company's Common Stock on March 14, 1997 was $11.75 per share.

    The following table sets forth information with respect to options granted during 1996 to the Named Executive Officers, to all executive officers as a group, and to all other employees of the Company as a group:

                                                                  WEIGHTED AVERAGE    NUMBER OF SHARES
                                                                   EXERCISE PRICE        UNDERLYING
NAME OF INDIVIDUAL/GROUP                                            PER SHARE ($)    OPTIONS GRANTED (#)
----------------------------------------------------------------  -----------------  -------------------
Alan J. Levy....................................................      $   13.00              11,250
  President and Chief Executive Officer

Lori J. Glastetter..............................................          13.00               3,180
  Vice President, Regulatory Affairs and Quality Assurance

Curtis R. Hafner................................................          15.25             100,000
  Vice President, Engineering

Keith M. Serzen.................................................          13.00               4,500
  Vice President, Sales and Marketing

James R. Shay...................................................          13.00               3,900
  Chief Legal Counsel and Secretary

All executive officers as a group...............................          14.75             129,100

All other employees as a group..................................          13.44             435,383

    The Company did not grant any stock options to non-employee directors under the Plan in 1996, although each non-employee director of the Company (a total of six persons) received an option to purchase 10,000 shares of Common Stock at an exercise price of $13.00 per share in January 1996 under the Director Plan. If the stockholders approve the amendments to the Plan, the Director Plan will be discontinued and no further options will be granted thereunder. However, it is expected that the Company will continue its director option grant policy and will grant each new non-employee director an option under the Plan to purchase 10,000 shares of Common Stock at fair market value vesting monthly over three years upon first joining the Board and an option under the Plan to purchase an additional 3,000 shares of Common Stock at fair market value on the first day of each new year thereafter which will be fully vested and exercisable upon grant. The Company is currently evaluating whether these option levels are appropriate and may increase or decrease these levels at any time in the future. Such an increase or decrease would not require stockholder approval. The discontinuance of the Director Plan does not affect options that have already been granted to non-employee directors under the Director Plan.

    The grant of future options under the Plan is subject to the discretion of the Administrator (as defined below). Accordingly, the amount of future awards to employees under the Plan is not currently determinable.

SUMMARY OF THE PLAN

    GENERAL. The Plan provides for the grant of stock options and stock purchase rights to employees, consultants and non-employee directors to purchase Common Stock of the Company. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code"), or nonstatutory stock options.

    PURPOSE. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, consultants and non-employee directors of the Company and its subsidiaries and to promote the success of the Company's business.

    ADMINISTRATION OF THE PLAN. The Plan may be administered by multiple administrative bodies. Currently, the Compensation Committee administers the Plan with respect to awards granted to executive officers of the Company, and the Board of Directors as a whole administers the Plan with respect to awards granted to all other participants. The administrators of the Plan are referred to herein collectively as the "Administrator." The Administrator may, without stockholder approval, amend the terms of outstanding stock options and stock purchase rights (subject to the consent of the grantee). Such amendments could include changes to vesting schedules and reductions in exercise prices.

    ELIGIBILITY. Nonstatutory stock options and stock purchase rights may be granted to employees, consultants and non-employee directors. Incentive stock options may be granted only to employees. The Administrator selects the employees, consultants and non-employee directors who will be granted options and stock purchase rights and determines the number of shares to be subject to each such award. In making such determination, the Administrator takes into account the duties and responsibilities of the participant, the value of the services of the participant, his or her present and potential contributions to the success of the Company, the anticipated years of future service of the participant and other relevant factors. As of March 14, 1997, all employees and consultants were eligible to receive awards under the Plan and approximately 110 employees and consultants held outstanding options under the Plan.

    EXERCISE OF OPTIONS. Options and stock purchase rights become exercisable at such times as are determined by the Administrator and set forth in the relevant agreement. Stock purchase rights must be exercised within six months and are generally subject to a repurchase right in favor of the Company. An award is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. Payment of the exercise price may be made in cash, check, promissory notes, shares of Common Stock, cashless exercise or certain other consideration as determined by the Administrator.

    EXERCISE PRICE. The exercise price of options and stock purchase rights granted under the Plan is determined by the Administrator. In the case of incentive stock options, the exercise price cannot be less than 100% of the fair market value of the Common Stock. Incentive stock options granted to stockholders owning more than 10% of the voting stock of the Company are subject to the additional restriction that the exercise price per share of each option must be at least 110% of the fair market value per share on the date of grant. Fair market value equals the closing price of the Company's Common Stock as reported on the Nasdaq Stock Market on the date of grant.

    TERMINATION. Upon termination of a participant's continuous status as an employee, consultant or non-employee director, the awards terminate as provided in the relevant agreement; provided that an incentive stock option must be exercised within three months following such termination or such shorter period as may be indicated in the option agreement, unless such termination resulted from the death or permanent disability of the optionee, in which case such option must be exercised within twelve months after termination.

    TERM OF OPTION. Options granted under the Plan expire as determined by the Administrator, but in no event later than ten years after the date of grant. No option may be exercised by any person after such expiration.

    NON-TRANSFERABILITY OF OPTIONS. Unless otherwise determined by the Administrator, an option is non-transferable by the holder otherwise than by will or the laws of descent of distribution, and is exercisable during the holder's lifetime only by the optionee, or in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the holder.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION; CHANGE IN CONTROL. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, appropriate adjustments shall be made in the exercise price and in the number of shares subject to the option. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option that is not fully exercisable shall be accelerated and become fully exercisable.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time amend or terminate the Plan without approval of the stockholders except to the extent required by state and federal law. The Code and the rules and regulations thereunder governing incentive stock option plans currently require stockholder approval for any increase in the number of shares issuable under a plan and for changes in the eligibility standards under a plan. In any event, the Plan shall terminate in January 2003. The termination of the Plan will not affect options previously granted under the Plan.

UNITED STATES TAX INFORMATION

    STOCK OPTION GRANTS. Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

    An optionee who is granted an incentive stock option will not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

    All other options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option.

However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares exercised over the exercise price. A different rule may apply if the optionee is a director, officer or 10% stockholder. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

    STOCK PURCHASE RIGHTS. Generally, no income will be recognized by a recipient in connection with the grant of a stock purchase right or the exercise of the right for unvested stock, unless an election under Section 83(b) of the Code is filed with the Internal Revenue Service within 30 days of the date of exercise of the stock purchase right. Otherwise, as the Company's repurchase right lapses, the recipient will recognize compensation income in an amount equal to the difference between the fair market value of the stock at the time the Company's repurchase right lapses and the amount paid for the stock, if any. Upon disposition of the shares, any gain or loss is treated as capital gain or loss. In the case of a recipient who is also an employee, any amount treated as compensation will be subject to tax withholding by the Company, and the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes ordinary income with respect to a stock purchase right.

    THE FOREGOING SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION LAWS UPON THE OPTIONEE AND THE COMPANY IN CONNECTION WITH THE PLAN DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

VOTE REQUIRED

    The approval of the amendment to the Plan requires the affirmative vote of a majority of the votes cast on this subject matter at the annual meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as a vote cast on this subject matter at the annual meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE PLAN.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the executive officers of the Company as of March 14, 1997:

             NAME               AGE                             POSITION
------------------------------  ---  ---------------------------------------------------------------
Alan J. Levy, Ph.D.             59   President and Chief Executive Officer

Lori J. Glastetter              38   Vice President, Regulatory Affairs and Quality Assurance

Curtis R. Hafner                41   Vice President, Engineering

Kenneth M. Jenkins, Ph.D.       48   Vice President, Manufacturing

Carlton B. Morgan               49   Vice President, Research

Keith M. Serzen                 44   Vice President, Sales and Marketing

James R. Shay                   38   Chief Legal Counsel and Secretary

    DR. LEVY joined the Company in November 1993 as President, Chief Executive Officer and a director. From 1989 to 1993, he was President of Heart Technology, Inc., a company that developed, manufactured and marketed devices for removing plaque from coronary arteries. Before joining Heart Technology, Dr. Levy was Vice President of Research and New Technology and a member of the Board of Directors of Johnson & Johnson's Ethicon division, a manufacturer of medical devices. Dr. Levy is a director of Gynecare, Inc.

    MS. GLASTETTER joined the Company in January 1994 as Director of Regulatory Affairs and Quality Assurance and was promoted to Vice President of Regulatory Affairs and Quality Assurance in April 1996. From 1993 to 1994, Ms. Glastetter served as Director of Regulatory Affairs and Quality Assurance for Baxter Healthcare Corporation's Bentley Division, which manufactures cardiopulmonary critical care equipment. From 1988 to 1993, Ms. Glastetter served as Director of Regulatory Affairs and Quality Assurance for Gish Biomedical, Inc., a cardiovascular device company.

    MR. HAFNER joined the Company in September 1996 as Vice President of Engineering. From 1994 until joining the Company, Mr. Hafner was Director of Engineering for the Patient Monitoring Division of Marquette Medical Systems, a company that manufactures and markets medical products. From 1985 to 1994, Mr. Hafner was a Senior Engineering Manager at Marquette Medical Systems.

    DR. JENKINS joined the Company in May 1994 as Director of Manufacturing and was promoted to Vice President of Manufacturing in April 1996. From 1993 to 1994, Dr. Jenkins served as Vice President of Operations at Virtual Vision, Inc., a manufacturer of electro-optical head mounted displays. From 1990 to 1993, Dr. Jenkins served as Vice President of Manufacturing at Applied Microsystems Corporation, a manufacturer of microprocessor emulators.

    MR. MORGAN, a co-founder of the Company, has served as Vice President of Research since the Company's inception in December 1992. From 1981 until co-founding the Company, Mr. Morgan held various positions at Physio-Control Corporation, a manufacturer of emergency cardiac defibrillators and devices, serving most recently as Research Director.

    MR. SERZEN joined the Company in February 1995 as Vice President of Sales and Marketing. From 1984 until joining the Company, Mr. Serzen held various positions at Nellcor, Inc., a manufacturer of high-performance electronic patient monitoring systems, serving most recently as Vice President/General Manager of the Sensor and Accessory Division.

    MR. SHAY joined the Company in November 1995 as Chief Legal Counsel and Secretary. From 1992 until joining the Company, Mr. Shay practiced intellectual property law with the law firm of Morrison & Foerster in San Francisco, California, first in an Of Counsel position and then more recently as a partner. From 1990 to 1992, Mr. Shay served as patent counsel at Nellcor, Inc.

    Each officer is elected and serves at the discretion of the Board of Directors. Each of the Company's officers devotes substantially full time to the affairs of the Company. There are no family relationships among any of the Company's directors or officers.

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding the compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company (determined as of December 31, 1996) (the "Named Executive Officers") for the fiscal years ended December 31, 1995 and 1996:

                                                                                                     LONG-TERM
                                                                                                COMPENSATION AWARDS
                                                                      ANNUAL COMPENSATION       --------------------
                                                                  ----------------------------       SECURITIES
                                                                                OTHER ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION                              YEAR     SALARY ($)  COMPENSATION ($)      OPTIONS (#)
-----------------------------------------------------  ---------  ----------  ----------------  --------------------
Alan J. Levy.........................................       1996  $  217,956     $    9,297(1)           11,250
  President and Chief Executive Officer                     1995     180,848         10,369(1)           45,261

Lori J. Glastetter...................................       1996     104,223          7,402(2)            3,180
  Vice President, Regulatory Affairs and Quality            1995      93,526          7,625(2)           17,661
  Assurance

Curtis R. Hafner(3)..................................       1996      37,912         16,520(4)          100,000
  Vice President, Engineering                               1995      --             --                  --

Keith M. Serzen......................................       1996     150,000         --                   4,500
  Vice President of Sales and Marketing                     1995     126,817         83,353(5)          142,000

James R. Shay........................................       1996     130,000         17,445(5)            3,900
  Chief Legal Counsel and Secretary                         1995      11,808         --                 100,000

------------------------

(1) Consists of an automobile allowance.

(2) Consists of principal and interest payments forgiven by the Company pursuant to a loan agreement between the Company and Ms. Glastetter.

(3) Mr. Hafner joined the Company as Vice President, Engineering, in September 1996. Had he been employed for all of the year ended December 31, 1996, his annual salary would have been $130,000.

(4) Consists of $7,459 in living expense and $9,061 in moving expense reimbursements.

(5) Consists of moving expense reimbursements.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning stock options granted during the year ended December 31, 1996 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the following table also sets forth the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future stock price. Actual realizable values, if any, of stock options will depend on the future performance of the Common Stock.

                                                                                                 POTENTIAL REALIZABLE
                                                        INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                                     --------------------------------------------------------      ANNUAL RATES OF
                                      NUMBER OF                                                      STOCK PRICE
                                     SECURITIES   PERCENT OF TOTAL                                 APPRECIATION FOR
                                     UNDERLYING        OPTIONS        EXERCISE                      OPTION TERM(5)
                                       OPTIONS       GRANTED IN       PRICE(4)    EXPIRATION   ------------------------
NAME                                 GRANTED (#)   FISCAL 1996(3)     ($/SHARE)      DATE        5% ($)      10% ($)
-----------------------------------  -----------  -----------------  -----------  -----------  ----------  ------------
Alan J. Levy.......................      11,250(2)          1.9%      $   13.00      4/16/06   $   91,976  $    233,085
Lori J. Glastetter.................       3,180(2)          0.5           13.00      4/16/06       25,999        65,885
Curtis R. Hafner...................     100,000(1)         17.2           15.25      9/16/06      959,064     2,430,457
Keith M. Serzen....................       4,500(2)          0.8           13.00      4/16/06       36,790        93,234
James R. Shay......................       3,900(2)          0.7           13.00      4/16/06       31,885        80,803

------------------------

(1) Options were granted under the Company's 1993 Employee and Consultant Stock Plan and vest over four years from the date of commencement of employment.

(2) Options were granted under the Company's 1993 Employee and Consultant Stock Plan and vest upon the achievement of certain personal and operating objectives as determined by the Compensation Committee of the Board of Directors, or at the end of seven years.

(3) Based on an aggregate of 580,643 options granted by the Company in the year ended December 31, 1996 to employees of the Company, including the Named Executive Officers.

(4) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant.

(5) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END 1996 OPTION
  VALUES

    The following table sets forth information with respect to the Named Executive Officers concerning option exercises for the year ended December 31, 1996 and exercisable and unexercisable options held as of December 31, 1996:

                                                                 NUMBER OF SHARES          VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                    OPTIONS AT                  OPTIONS AT
                                  SHARES                        DECEMBER 31, 1996          DECEMBER 31, 1996(2)
                                ACQUIRED ON      VALUE      --------------------------  ---------------------------
NAME                           EXERCISE (#)   REALIZED(1)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-----------------------------  -------------  ------------  -----------  -------------  ------------  -------------
Alan J. Levy.................       75,000    $  1,023,750      95,053        111,458   $  1,049,557   $   940,450
Lori J. Glastetter...........       25,661         264,699       5,126         23,054         26,646       137,568
Curtis R. Hafner.............       --             --           --            100,000        --            --
Keith M. Serzen..............       15,000         177,750      47,417         84,083        511,455       808,895
James R. Shay................       --             --           27,083         76,817         71,770       193,230

------------------------

(1) Based on the date of exercise, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

(2) Based on the difference between the fair market value of Common Stock on December 31, 1996 and the option exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENT

    The Company has an employment agreement dated November 8, 1993 with Alan J. Levy, its President and Chief Executive Officer. The agreement establishes Dr. Levy's starting base salary, provides for an initial stock option grant to Dr. Levy under the Company's 1993 Employee and Consultant Stock Plan and provides Dr. Levy with an automobile at Company expense. The agreement further provides that if Dr. Levy's employment is terminated without cause, or if Dr. Levy becomes permanently disabled, he will be entitled to receive severance pay at his then-current salary and medical benefits until he secures other employment or for a maximum of six months. If the severance provision was invoked as of December 31, 1996, the Company would be obligated to pay Dr. Levy up to $114,174 in severance pay. The agreement does not provide for any specified term of employment.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    COMPENSATION POLICIES. The Company is committed to attracting, hiring and retaining an experienced management team that can successfully manufacture the Company's products in commercial quantities, penetrate target markets, obtain and maintain required regulatory approvals worldwide, and develop new products. With these goals in mind, the Compensation Committee (the "Committee") closely aligns its compensation plan for executive management to the milestones achieved and the influence that each executive has as the Company grows and matures. The Company's compensation program has three primary components: base salary, short-term incentives and long-term incentives. The Committee believes that executive compensation should be tied to the long-term success and value of the Company, and therefore has placed particular emphasis on the long-term portion of its compensation program.

    CASH COMPENSATION. The Committee believes that executive salaries must be sufficiently competitive to attract and retain key individuals. In this connection, executive cash compensation is based on experience level and is targeted to the median salary paid to comparable executives in similar positions at similar entities. In March 1996, the Committee retained a consultant to perform a compensation survey for the Company to assess the competitiveness of its cash compensation levels. The consultant surveyed the compensation practices of a number of comparable companies, and determined that the base salaries of several key individuals within the Company were below the range of companies identified in the survey. As a result, the Committee approved base salary increases for several employees in the Company, including certain officers who report directly to the CEO. The Board historically has not granted cash bonuses to executives or employees.

    SHORT-TERM INCENTIVES. The Committee believes that executive compensation should be based in part on the achievement of milestones that are important to the short-term success of the Company. Accordingly, the Committee periodically sets short-term milestones and then compares the Company's progress against these targets. Members of the executive team, along with all Company employees, are periodically granted stock options to purchase shares of the Company's common stock with vesting tied to the achievement of specified operating and personal objectives. The number of shares granted with these vesting provisions is calculated using a formula based on the individual's annual salary. The operating objectives set by the Committee for 1996 included attaining a targeted level of net sales, and required obtaining clearance from the United States Food and Drug Administration to market the Company's products and securing orders from major customers. The Committee determined that 1996 operating objectives had been substantially met. In addition, management evaluated personal objectives on an individual basis. Based on these results, vesting of approximately 29,000 and 64,000 options to purchase shares of Common Stock for officers and other employees, respectively, was accelerated to become immediately exercisable.

    LONG-TERM INCENTIVES. The Compensation Committee believes that long-term stockholder interests and executive compensation should be closely aligned. In order to align the long-term interests of executives with those of stockholders, the Company grants all employees, and particularly executives, options to purchase stock. Options are granted at the fair market value on the date of grant and will provide value only when the price of the Common Stock increases above the exercise price. The number of shares granted to each employee is based upon the job responsibilities, experience and contributions of the individual. Options are subject to vesting provisions designed to encourage executives to remain employed by the Company. Additional options are granted from time to time based on individual performance and the prior level of grants.

    COMPENSATION OF CEO. During 1996, the compensation of Dr. Levy was determined by applying the same criteria discussed above. Dr. Levy's compensation for 1996 is set forth in the Summary Compensation Table appearing on page 14. In light of the compensation survey performed in 1996, Dr. Levy's annual base salary was increased during 1996 from $195,000 per annum to $225,000 per annum, bringing his base compensation more in line with comparable executives at similar companies. All of the options to purchase shares of Common Stock granted to Dr. Levy in 1996 were granted as short-term incentives upon achievement of certain corporate-wide milestones.

    COMPENSATION LIMITATIONS. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company believes that its stock option plans qualify for the exclusions.

     Submitted by the Compensation Committee:  Frank M. Fischer
                                               Michael J. Levinthal
                                               Kurt C. Wheeler

                               PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market index for U.S. companies, and the Hambrecht & Quist Health Care Excluding Biotechnology Index. The graph assumes the investment of $100 on January 31, 1996, the date of the Company's initial public offering. The performance shown is not necessarily indicative of future performance.

               COMPARISON OF ELEVEN-MONTH CUMULATIVE TOTAL RETURN
         AMONG HEARTSTREAM, INC., NASDAQ STOCK MARKET (U.S.) INDEX, AND
          HAMBRECHT & QUIST HEALTH CARE EXCLUDING BIOTECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                  HAMBRECHT & QUIST
                                                    HEALTH CARE-
                                   NASDAQ             EXCLUDING
           HEARTSTREAM, INC.   STOCK MARKET-US      BIOTECHNOLOGY
1/96                     100                100                  100
3/96                     119                104                  100
6/96                     106                113                   94
9/96                     110                117                  103
12/96                     94                122                  104

                              CERTAIN TRANSACTIONS

    The Company has agreed to indemnify certain employees, including Carlton B. Morgan, the Company's Vice President of Research, to the maximum extent permitted by Delaware law in connection with its on-going litigation with Physio-Control Corporation.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission ("SEC"). Such officers, directors and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that through February 28, 1997 all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except for the following: (i) Alan J. Levy filed a Form 4 in January 1997 to report the acquisition of 888 shares of Common Stock distributed to him in November 1996; (ii) Kenneth M. Jenkins filed a Form 3 in May 1996 to report ownership of 5,000 shares of Common Stock upon becoming an officer of the Company in April 1996; (iii) Lori J. Glastetter filed a Form 3 in May 1996 to report ownership of 18,785 shares of Common Stock upon becoming an officer of the Company in April 1996, and a Form 4 in January 1997 to report the exercise of an option to purchase 6,876 shares of Common Stock in November 1996; (iv) Kurt C. Wheeler filed a Form 5 in February 1997 to report the acquisition of 163 shares of Common Stock distributed to him in September 1996 and the acquisition of 242 shares of Common Stock distributed to him in November 1996; and (v) Mark
B. Knudson filed a Form 5 in February 1997 to report the acquisition of 3,111 shares of Common Stock in November 1996, and filed an amended Form 5 in March 1997 to report the acquisition of 1,500 shares of Common Stock in January 1996 and the acquisition of 469 shares of Common Stock in September 1996 by MICI Limited Partnership, of which Mr. Knudson is a limited partner.

                             CHANGE IN ACCOUNTANTS

    At a meeting on April 12, 1995, the Company's Board of Directors decided to retain Ernst & Young LLP as the independent accountants for the Company. Following this meeting, the Company dismissed Coopers & Lybrand L.L.P., its former independent accountants. There were no disagreements with the former accountants regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The former accountants' reports for all periods since incorporation of the Company through June 30, 1994 did not contain an adverse opinion or a disclaimer of an opinion or qualifications as to uncertainty, audit scope or accounting principles. Coopers & Lybrand L.L.P.'s report dated August 12, 1993 on the period from inception to June 30, 1993 contained a qualification as to the Company's ability to continue as a going concern unless additional resources were obtained through financing transactions. In March 1994, the Company raised $7.5 million in a private equity financing, and the going concern qualification was removed in Coopers & Lybrand L.L.P.'s subsequent report dated August 19, 1994 on the Company's financial statements from inception to June 30, 1993 and 1994. Prior to retaining Ernst & Young LLP, the Company had not consulted with Ernst & Young LLP regarding the application of accounting principles, the type of audit opinion that might be rendered on the Company's financial statements, or any event that was either a reportable event or the subject of a disagreement.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than November 21, 1997 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: March 19, 1997

                             REVOCABLE PROXY FOR

                              HEARTSTREAM, INC.

                       ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 29, 1997

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Alan J. Levy and James R. Shay, and each of them, proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares which the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of HEARTSTREAM, INC. to be held on April 29, 1997 and any adjournments thereof, with respect to the following:


        (CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)


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

                         Please mark your votes as indicated in this example /X/


(1) Election of Directors           FOR                       WITHHOLD
                            all nominees listed               AUTHORITY
                             (except as marked             to vote for all
                              to the contrary)             nominees listed
                                    / /                           / /


(INSTRUCTION: To withhold authority to vote for any individual, strike a line through the nominee's name below.)

                     ELLEN M. FEENEY AND KURT C. WHEELER


(2) Ratify the appointment of Ernst & Young LLP as         FOR  AGAINST  ABSTAIN
    independent auditors of the Company for the fiscal     / /    / /      / /
    year ending December 31, 1997.

(3) Approve the amendments to the 1993 Employee and        / /    / /      / /
    Consultant Stock Plan, including an increase in the number of shares reserved for issuance by 1,600,000 shares.

(4) OTHER MATTERS. At the discretion of the proxy holders on such other business as may properly come before the meeting and any adjournments thereof. A majority of the proxy holders present at the Annual Meeting may exercise all powers granted hereby.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR ALL PROPOSALS LISTED ABOVE. THE PROXY HOLDERS MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

PLEASE DATE AND SIGN EXACTLY AS NAME IS IMPRINTED HEREOF, INCLUDING DESIGNATION AS EXECUTOR, TRUSTEE, ETC. IF APPLICABLE, A CORPORATION MUST SIGN ITS NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. ALL CO-OWNERS SHOULD SIGN.

Signature(s)                           Signature(s)
            -----------------------                 --------------------------

Date                         , 1997
    -------------------------


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                              HEARTSTREAM, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                           Tuesday, April 29, 1997
                               10:00 a.m. (PST)

                                The Edgewater
                               2411 Alaskan Way
                              Seattle, Washington